Tiffany & Co.
Subsidiaries
(Note: Omitted from this list
are certain subsidiaries that
do not constitute Significant Subsidiaries
(see Reg. S-X)


TIFFANY & CO.
Delaware
TIFFANY AND COMPANY
New York
TIFFANY & CO. LUXEMBOURG S.A.R.L.
Luxembourg
Tiffany (NY) 50%
Tiffany Int'l (DE) 50%
TIFFANY & CO. INTERNATIONAL
Delaware
LAURELTON DIAMONDS, INC. (Formerly FHH Diamonds, Inc.)
Delaware
EAST POND HOLDINGS, INC.
Delaware
LCT INSURANCE COMPANY
New York
T. RISK HOLDINGS INC.
New Jersey
SEE NEXT PAGE
Domestic Subsidiaries
TIFFANY ATLANTIC CITY, INC.
New Jersey
TIFFANY (NJ) LLC
Delaware
TCORD HOLDING COMPANY LLC
Delaware
International Subsidiary
LAURELTON JEWELRY, S.R.L. (Formerly TCORD, S.R.L.)
Dominican Republic
Tiffany (NY) 99.90%
TCORD (DE) .10%
Domestic Subsidiaries
TIFFANY & CO. JAPAN INC.
Delaware
TIFFANY & CO. TAIWAN HOLDING LLC
Delaware
TIFFANY THAILAND HOLDINGS I LLC
Delaware
TIFFANY THAILAND HOLDINGS II LLC
Delaware
LAURELTON DIAMONDS ONTARIO LTD.
Ontario, Canada
LAURELTON DIAMONDS (INDIA) PRIVATE LIMITED
India
Laurelton (DE) 99%
DPFH 1%
TRM INVESTMENTS L.L.C.
New Jersey
LCT 99% - TIFFCO 1%
DPFH CO. LTD.
British Virgin Islands
LAURELTON DIAMONDS VIETNAM LLC (Formerly Hai Duong D.C.V.T. Limited Company)
Vietnam
TIFFCO INVESTMENT VEHICLE, INC.
British Virgin Islands
LAURELTON DIAMONDS (XI'AN) LTD.
China
LAURELTON DIAMONDS (MAURITIUS) LIMITED
Mauritius
LAURELTON DIAMONDS (CAMBODIA) CO., LTD.
Cambodia
NHC, LLC
Delaware
TIFFCO 51%
LAURELTON (DE) 49%
BWHC, LLC
Delaware
TIFFCO 75%
LAURELTON (DE) 25%
LAURELTON-REIGN DIAMONDS (PTY) LTD.
Namibia
TIFFCO 73%
LAURELTON DIAMONDS SOUTH AFRICA (PROPRIETARY) LIMITED (Formerly Rand Precision Cut Diamonds (Proprietary) Ltd.)
South Africa
NHC, LLC 85%
LAURELTON DIAMONDS (BOTSWANA) (PROPRIETARY) LIMITED (Formerly Rand Diamonds (Botswana) (Proprietary) Ltd.)
Botswana
BWHC 80%
International Subsidiaries
TIFFANY-BRASIL LTDA.
Brazil
Tiffany Int'l (DE) 99.83%
Tiffany (NY) .17%
TIFFANY IMPORTAÇÃO E COMÉRCIO DE JÓIAS LTDA.
Brazil
TIFFANY & CO. TAIWAN LIMITED
Taiwan
TIFF SWISS HOLDINGS GMBH
Switzerland-Canton Zurich
TIFFANY SWITZERLAND WATCH COMPANY SAGL (Formerly Tiffany & Co. Watch Center AG)
Switzerland-Ticino Zurich
LAURELTON JEWELRY (THAILAND) COMPANY LIMITED (1)
Thailand

Company	Share Ownership
(1) Laurelton Jewelry (Thailand) Company Limited	294,001 Shares: Tiffany & Co. International 2,998 Shares: Tiffany Thailand Holdings I LLC 2,998 Shares: Tiffany Thailand Holdings II LLC 1 Share: Patrick B. Dorsey 1 Share: Naina L. Rasheed 1 Share: Jessica Park
(2) Tiffany & Co. (GB)	15,893,999 Shares: Tiffany & Co. (UK) Holdings Limited 1 Share: Tiffany & Co. Holding II LLC

Tiffany & Co.
Subsidiaries
(Note: Omitted from this list are certain subsidiaries that do not constitute Significant Subsidiaries (see Reg. S-X)


TIFFANY & CO. Delaware
TIFFANY AND COMPANY New York
TIFFANY & CO. INTERNATIONAL Delaware
TIFFANY & CO. LUXEMBOURG S.A.R.L. Luxembourg Tiffany (NY) 50% Tiffany Int'l (DE) 50%
TIFFANY & CO. HOLDING I LLC Delaware Luxembourg 100%
TCO NETHERLANDS I C.V. Netherlands GP – LLC I (DE) 0.00000034% LP – Luxembourg 99.90%
TIFFANY & CO. HOLDING II LLC Delaware CV I 100%
TIFFANY & CO. OVERSEAS FINANCE B.V. Netherlands
TIFFANY & CO. (BVI) LTD. British Virgin Islands
TIFFANY & CO. (NL) II C.V. Netherlands GP – LLC I (DE) 0.00000048% LP – CV I 99.90%
TIFFANY & CO. (CANADA) LP Canada GP – CV I 0.10% LP – CV II 99.90%
TIFFANY & CO. CANADA Canada
TIFFANY & CO. MEXICO, S.A. de C.V. Mexico
TIFFANY & CO. HONG KONG HOLDING LLC Delaware
TIFFANY & CO. ASIA - PACIFIC LIMITED (Formerly Sindat Limited) Hong Kong
TIFFANY & CO. OF NEW YORK LIMITED Hong Kong
TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED China
TIFFANY & CO. ASIA HOLDINGS LLC Delaware
TCO MACAU LIMITED Macau
TIFFANY & CO. PTE. LTD. Singapore
UPTOWN ALLIANCE (M) Sdn. Bhd. Malaysia
TIFFANY & CO. KOREA HOLDING LLC Delaware
TIFFANY KOREA LTD. (Formerly Tiffco Korea Ltd.) Republic of Korea
TIFFANY RUSSIA LLC Russia Overseas Finance 90% CV I 10%
TIFFANY & CO. (UK) HOLDINGS LIMITED United Kingdom
TIFFANY & CO. (CR) S.R.O. Czech Republic Overseas Finance 10% UK Holdings 90%
TCO HOLDINGS LIMITED Dubai
TCO DAMAS ASSOCIATES LLC Dubai TCO Holdings 49%
TIFFANY & CO. (NZ) LIMITED New Zealand
TIFFANY & CO. (AUSTRALIA) PTY. LTD. Australia
TIFFANY & CO. (JEWELLERS) LIMITED Ireland
TIFFANY & CO. NETHERLANDS B.V. Netherlands
TIFFANY & CO. BELGIUM SPRL Belgium
TIFFANY & CO. ITALIA S.p.A. (Formerly Tiffany-Faraone S.p.A.) Italy
TIFFANY AND COMPANY (CYPRUS) LIMITED Cyprus
TIFFANY OF NEW YORK (SPAIN) S.L. Spain
TIFFANY & CO. (Formerly Societe Francaise Pour Le Developpement De La Porcelaine Dart) France
TIFFANY & CO. (GB) (Formerly Tiffany & Co.) (2) United Kingdom
SOCIETE EUROPEENNE DE PORCELAINE INDUSTRIELLE ET ARTISANALE France
TIFFANY & CO. LIMITED (Formerly Tiffany & Co. (GB) Ltd.) United Kingdom